Registration No. 333-39968

United States

Securities and Exchange Commission

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PSYCHEMEDICS CORPORATION

(Exact name of registrant as specified

in its charter)

DELAWARE	58-1701987
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

125 Nagog Park, Acton, Massachusetts 01720

(978) 206-8220

(Address, including zip code, and telephone number of registrant’s principal executive offices)

PSYCHEMEDICS CORPORATION

2000 Stock Option Plan

(Full title of the plan)

Raymond C. Kubacki

PSYCHEMEDICS CORPORATION

125 Nagog Park, Acton, Massachusetts 01720

(978) 206-8220

(Name, address and zip code and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Kinney, Jr., Esq.

Lynch, Brewer, Hoffman & Fink, LLP

75 Federal Street

Boston, Massachusetts 02110

(617) 951-0800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting Company)	Smaller Reporting Company ☒

EXPLANATORY NOTE

(Termination of Registration)

Psychemedics Corporation (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.005 per share (the “Common Stock”), issuable by the Registrant pursuant to its 2000 Stock Option Plan previously registered by the Registrant pursuant to Registration Statement on Form S-8 (No. 333-39968) registering 2,000,000 shares of Common Stock (500,000 shares, as adjusted for the reverse stock split in 2002), filed with the Securities and Exchange Commission on June 23, 2000 (the “Registration Statement”).

The above referenced stock option plan has expired by its terms and all options granted under said plan have all likewise expired or have been fully exercised.

Pursuant to the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the above referenced plan, and the termination, expiration or exercise of the options offered under such plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, Massachusetts, on this 2nd day of March, 2016.

PSYCHEMEDICS CORPORATION

By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Raymond C. Kubacki	President, Chief	March 2, 2016
Raymond C. Kubacki	Executive Officer,
Director (principal
executive officer)

/s/Neil Lerner	Vice President,	March 2, 2016
Neil Lerner	Finance
(principal financial officer)

/s/ A. Clinton Allen	Director	March 2, 2016
A. Clinton Allen

/s/ Harry F. Connick	Director	March 2, 2016
Harry F. Connick

/s/ Walter S. Tomenson	Director	March 2, 2016
Walter S. Tomenson

/s/ Fred J. Weinert	Director	March 2, 2016
Fred J. Weinert

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